Millennium India Acquisition Company Inc. (Ticker: SMCG)

Press Release – For Immediate Release

On November 22, 2013, Millennium India Acquisition Company Inc. (the “Company” or “MIAC” or “SMCG”) announced the following updates with respect to its investment in SMC Global Securities Ltd. (“SMC Global”).  SMC Global is a brokerage firm based in New Delhi, India.  The Company owns a 14.03% common stock ownership in Interest in SMC Global.

On November 8, 2013, the Company received a dividend in the amount of $60,903.74 from SMC Global. In declaring this dividend, Mr. Subhash C. Aggarwal, Chairman and Managing Director of SMC Global, stated “this dividend represents the first dividend made by SMC Global and is a direct result of the progress we have made over the past year in growing our earnings.  This dividend is based on our confidence that we can continue to grow our earnings per share and return capital to our shareholders in the form of future dividends.”

On November 22, 2013 the Company reached an agreement to sell 1,131,345 shares of SMC Global to at a price of INR 75 per share which translates to $1.21 per SMC Global share based on the current exchange rate of INR 62 per USD. This translates to total consideration for SMCG of approximately $1,368,562.50 based on the current exchange rate of INR 62 per USD. The purchaser is an India based private company that is an existing owner of SMC Global common stock.  The purchase is expected to be completed within the next 10 days. The ultimate U.S. Dollar value will depend on the exchange rate prevailing at the time of completion of the purchase. Upon completion of this purchase (the “Initial Purchase”), the Company will own 14,736,035 shares of SMC Global and will have sold approximately 7% of its shares.

Separately, on November 22, 2013 the Company reached an agreement with SMC Global and the promoter group (“Promoter Group”) of SMC Global to extend the date of listing of the shares of SMC Global on the NSE / BSE. The Promoter Group includes Mr. Subhash C Aggarwal and Mr. Mahesh C Gupta (Vice Chairman and Managing Director) and in total owns 58.62% of SMC Global.

The material terms of the agreement are summarized as follows:

1)

The Company and SMC Global have agreed to defer the timing of a listing of SMC Global’s shares on either the Bombay Stock Exchange or the National Stock Exchange in India until March 31, 2015, and have agreed that such listing shall happen pursuant to a further public offer of at least 10% shares of SMC Global on a fully diluted basis. As part of this extension, the Company has agreed to withdraw the draft red herring prospectus (“DRHP”) currently filed with the Securities and Exchange Board of India for the public offer of securities of SMC Global.

2)

The Promoter Group will provide a one-time entitlement (the “Right to Sell”) to the Company to sell 1,131,345 shares of SMC Global at a price of INR 125 per share which translates to $2.02 per SMC Global share based on an exchange rate of INR 62 per USD. The ultimate U.S. Dollar value will depend on the exchange rate prevailing at the time of exercise of the Right to Sell. The Right to Sell will be exercisable within a period of 180 days starting on March 31, 2015 if SMC Global has not completed a listing by March 31, 2015 on the Bombay Stock Exchange or the National Stock Exchange in India pursuant to a further public offering of at least 10% shares of SMC Global on a fully diluted basis. The total consideration for the shares if the Right to Sell is exercised will be approximately $2,280,937.50 assuming an exchange rate of INR 62 per USD. The ultimate U.S. Dollar value will depend on the exchange rate prevailing at the time of exercise of the Right to Sell. If the Right to Sell is exercised and no other sales of shares are consummated by the Company, SMCG will own 13,604,690 shares of SMC Global.

Based on the above described, it is possible that the Company will receive total cash proceeds of approximately $3,710,000 or approximately $.44 per MIAC share between now and the end of the Right to Sell period starting on March 31, 2015 as a result of the dividend (assuming no other dividends are declared) and assuming the completion of the Initial Purchase and the granting and exercise in full of the Right to Sell. The ultimate U.S. Dollar values would depend on the exchange rates prevailing at the respective times of completion of the transactions. In addition, the Company would still own 13,604,690 shares of SMC Global representing approximately 86% of its original shareholding assuming no other sales of stock.

David Lesser commented that “the Company is working hard on the original three-point strategy to create value for its shareholders that was outlined in the definitive Consent Solicitation Statement that was filed with the SEC by Hudson Bay Partners on September 5, 2013.We continue to evaluate overall cost reductions for MIAC. We have made progress in performing a strategic evaluation of SMC Global and have now entered into a transaction that we believe is attractive as a starting point to creating liquidity for a portion of our holdings in SMC Global at a premium to the imputed value based on the recent trading price for MIAC’s shares. We are also actively working on some new business prospects to expand our investment base, subject to applicable legal requirements. Our focus for investment is the acquisition of income producing energy infrastructure and power generating assets.  We look forward to providing additional details as to further developments of this strategy in the future.”

MIAC also announced that its board has today authorized a buyback of up to 800,000 shares of its stock.  Buybacks will be made from time to time based on the view of the Company of its trading price relative to its underlying value and subject to compliance with applicable legal requirements.

About Millennium India Acquisition Company Inc.

MIAC’s principal asset is its ownership of a equity interest in SMC Global.

About SMC Global Securities, Ltd.

SMC Global is a financial services firm headquartered in New Delhi. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative arbitrage and trading, on-line trading services, investment banking, custodial services, clearing services, distribution of mutual funds, IPOs and insurance products, and wealth management services. SMC's retail investor networks serve the needs of a reported 700,000 + investors presently. Its retail distribution footprint in India totaled over 2,500 locations, as of March 31, 2013. Currently, SMC has approximately 2,900+ employees and a retail distribution network of 21,000 + channel partners for third party products distribution, in 500 + cities across India.

Cautionary Statement about Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "project," "plan," "assume", "seek" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

Contact:

David H. Lesser  +1 (212) 750-0371  david@dlesser.com